As filed with the Securities and Exchange Commission on June 22, 2018

Registration No. 333-22749

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2797789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(617) 613-6000

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1996 Equity Incentive Plan

1996 Stock Option Plan for Non-Employee Directors

(Full title of the plan)

RYAN DARRAH, ESQ.

Chief Legal Officer and Secretary

Forrester Research, Inc.

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Name and address of agent for service)

(617) 613-6000

(Telephone number, including area code, of agent for service)

Copy to:

ROBERT V. JAHRLING, III, ESQ.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-22749) (the “Registration Statement”) of Forrester Research, Inc. (the “Company”) filed with the Securities and Exchange Commission on Form S-8 on March 4, 1997. Pursuant to the Registration Statement, 2,900,000 shares of the Company’s common stock (“Common Stock”) under the Company’s Amended and Restated 1996 Equity Incentive Plan and 1996 Stock Option Plan for Non-Employee Directors (collectively, the “Plans”) were registered.

There are no outstanding awards under the Plans.

The Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement which remain unsold, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on June 22, 2018. No other person is required to file this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 in reliance upon Rule 478 under the Act.

FORRESTER RESEARCH, INC.

By:	/s/ Michael A. Doyle
Michael A. Doyle
Chief Financial Officer